UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 06, 2026

Four Corners Property Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-37538	47-4456296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 Redwood Highway Suite 3215
Mill Valley, California		94941
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 965-8030

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCPT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 6, 2026 (the “Closing Date”), Four Corners Property Trust, Inc. (the “Company”) and its subsidiary, Four Corners Operating Partnership, LP (the “Borrower”), entered into a Term Loan Agreement (the “Loan Agreement”) with The Huntington National Bank ("Huntington") as administrative agent, with Huntington and U.S. Bank, N.A. acting as Joint Bookrunners and Joint Lead Arrangers and additional lenders included Fifth Third Bank, N.A. which acted as Joint Lead Arranger and Raymond James Bank which acted as Documentation Agent (the “Lenders”).

The Loan Agreement provides for a senior unsecured delayed draw term loan facility in an aggregate principal amount of $200.0 million (the “Term Loan Facility”), $50.0 million of which was funded on the Closing Date. The Loan Agreement has an accordion feature to add one or more tranches of incremental delayed draw term loan commitments up to an additional aggregate amount not to exceed $100.0 million, subject to certain conditions, including one or more new or existing Lenders agreeing to provide commitments for such increased amount.

The initial loans under the Loan Agreement accrue interest at a per annum rate equal to, at the Borrower’s election, either (a) a forward-looking term rate based on the secured overnight financing rate (“SOFR”) plus an applicable margin ranging from 1.15% to 2.20%, or (b) an alternate base rate determined according to the highest of (i) the prime rate, (ii) the federal funds rate plus 0.50%, or (iii) the forward-looking term rate based on SOFR for a one-month interest period plus 1.00%, in each case plus an applicable margin ranging from 0.15% to 1.20%. In each case, the applicable margin is determined by reference to the Company’s senior, unsecured, long-term indebtedness credit rating applicable from time to time. In the event that all or a portion of the principal amount of any loan borrowed pursuant to the Loan Agreement is not paid when due, interest will accrue at the rate that would otherwise be applicable thereto plus 2.00%. The Borrower is required to pay a ticking fee equal to 0.25% per annum on the average daily balance of unfunded delayed draw term loan commitments under the Term Loan Facility, which shall accrue beginning on the ninety-first day after the Closing Date until the one-year period following the Closing Date.

Any loans under the Loan Agreement may be prepaid at any time, subject to (i) a prepayment fee of 2.00% of the principal amount of the then-outstanding loans prepaid on such date for any prepayment made prior to the first anniversary of the Closing Date and (ii) a prepayment fee of 1.00% of the principal amount of the then-outstanding loans prepaid on such date for any prepayment between the first and second anniversaries of the Closing Date. No prepayment fee is due on any loans prepaid on or after the second anniversary of the Closing Date. No amortization payments are required on any term loan prior to its maturity date. The term loan facility matures on April 6, 2033.

Pursuant to a parent guaranty entered into on April 6, 2026, the obligations under the Loan Agreement are guaranteed, on a joint and several basis, by the Company and its subsidiary, Four Corners GP, LLC (the “Guaranty”).

The Loan Agreement contains customary affirmative and negative covenants that, among other things, require customary reporting obligations, contain obligations to maintain status as a real estate investment trust, and restrict, subject to certain exceptions, incurrence of secured debt, the ability of the Borrower and the guarantors under the Guaranty to enter into mergers, consolidations, sales of assets and similar transactions, limitations on distributions and other restricted payments, and limitations on transactions with affiliates. In addition, the Borrower will be subject to the following financial covenants: (1) total leverage ratio not to exceed 60%, (2) mortgage-secured leverage ratio not to exceed 40%, (3) minimum fixed charge coverage ratio of 1.50 to 1.00, (4) maximum unencumbered leverage ratio not to exceed 60% and (5) minimum unencumbered interest coverage ratio not less than 1.75 to 1.00.

The Loan Agreement contains customary events of default including, among other things, payment defaults, breach of covenants, cross acceleration to material recourse indebtedness, bankruptcy-related defaults, judgment defaults, and the occurrence of certain change of control events. The occurrence of an event of default (after notice and cure periods in certain circumstances) will limit the ability of the Company and the Borrower to make distributions and may result in the termination of the credit facility and the acceleration of repayment obligations.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Loan Agreement and the Guaranty, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 6, 2026, the Company issued a press release announcing its entry into the Loan Agreement. The Company’s press release is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 7.01.

Members of management of the Company will present an overview of the Term Loan Facility during upcoming investor presentations. A copy of the presentation is attached as Exhibit 99.2 and incorporated by reference herein.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 to this Form 8-K is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed to be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1

Term Loan Agreement, dated April 6, 2026, among Four Corners Operating Partnership, LP, as Borrower, Four Corners Property Trust, Inc., as the Company, the Lenders from time to time party thereto, and The Huntington National Bank, as Administrative Agent

10.2	Parent Guaranty, dated April 6, 2026, by Four Corners Property Trust, Inc. and Four Corners GP, LLC, for the benefit of The Huntington National Bank, as Administrative Agent

99.1	Press Release Dated April 6, 2026

99.2	Investor Presentation of Four Corners Property Trust, Inc. - Term Loan Facility

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR CORNERS PROPERTY TRUST, INC.

Date:	April 6, 2026	By:	/s/ JAMES L. BRAT
James L. Brat Chief Operations Officer, Chief Legal Officer, and Secretary